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                                  Exhibit 11.1

                           Matrix Capital Corporation
                        Computation of Earnings Per Share
                  (Dollars in thousands, except per share data)




                                                                Three Months Ended                      Nine Months Ended
                                                                   September 30,                          September 30,
                                                         ---------------------------------      ----------------------------------
                                                              1997               1996                 1997                1996
                                                         --------------     --------------       --------------      --------------

Net income                                                 $    2,230          $      943          $   5,854            $    2,445
Less dividends on preferred stock by
  pooled company prior to merger                                    -                  75                  -                   112
Earnings available to
  common shareholders                                      $    2,230          $      868          $   5,854            $    2,333
                                                         --------------     --------------       --------------      --------------

Weighted average common
  shares outstanding before
  common equivalents                                        6,681,031           4,668,531          6,681,031             4,668,531
Common equivalent stock
  options and warrants                                        138,018              38,690            133,311                38,690
                                                         --------------     --------------       --------------      --------------
Weighted average outstanding
  common and common equivalent shares                       6,819,049           4,707,221          6,814,342             4,707,221
                                                         -------------      --------------      ---------------      --------------
Earnings per common
  and common equivalent share                              $      .33          $      .18          $     .86            $      .50
                                                         --------------     --------------       --------------      --------------


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CORPDAL:93391.1  99999-00001